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                                                                     EXHIBIT 5


                             TENZER GREENBLATT LLP
                             THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                                 (212) 573-4300

                            CABLE: "TENGRAN NEW YORK"
                           FACSIMILE: (212) 573-4313

                                                         NEW JERSEY OFFICE
                                                 TENZER, GREENBLATT & ZUNZ, P.A.
                                                         15 WARREN STREET
                                                       HACKENSACK, N.J. 07601
                                                           (201) 487-7511






                                 March 26, 1996



Suprema Specialties, Inc.
510 East 35th Street
Paterson, New Jersey

Gentlemen:

            You have requested our opinion with respect to the offering by you, Suprema Specialties, Inc., a New York corporation (the "Company"), pursuant to the provisions of the Company's 1991 Stock Option Plan (the "Plan") and a Registration Statement (the "Registration Statement") on Form S-8, under the Securities Act of 1933, as amended (the "Act"), of up to 450,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company.

            We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

            Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and, when sold, paid for and issued as contemplated by the Plan and the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

            We hereby consent to the use of this opinion as an Exhibit to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                                     Very truly yours,


                                                     /s/ Tenzer Greenblatt LLP
                                                     --------------------------
                                                     TENZER GREENBLATT LLP